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                        HOME EQUITY LOAN-BACKED TERM NOTES, GMACM SERIES 2000-HE4 CLASS A-2
                                         PAYMENT DATE         02/25/2004


SERVICING CERTIFICATE
Beginning Pool Balance                                             21,968,708.72
Beginning PFA                                                               0.00
Ending Pool Balance                                                22,035,107.14
Ending PFA Balance                                                             -
Principal Collections                                                 236,255.84
Principal Draws                                                       302,654.26
Net Principal Collections                                                      -
Active Loan Count                                                            360

Current Month Repurchases - Units                                              -
Current Month Repurchases - Dollars                                            -


Interest Collections                                                   69,146.83

Weighted Average Net Loan Rate                                          3.59000%
Substitution Adjustment Amount                                              0.00

Note Rate                                                               1.34500%

TERM NOTES                                                      AMOUNT                FACTOR
----------                                                      ------                ------
Beginning Balance                                                  21,309,647.46        0.3594502
Ending Balance                                                     21,307,655.51        0.3594166
Principal                                                               1,991.95        0.0336002
Interest                                                               23,884.56        0.4028837
Interest Shortfall                                                          0.00        0.0000000
Security Percentage                                                      100.00%

VARIABLE FUNDING NOTES                                          AMOUNT
----------------------                                          ------
Beginning Balance                                                           0.00
Ending Balance                                                         66,398.42
Principal                                                                   0.00
Interest                                                                    0.00
Interest Shortfall                                                          0.00
Security Percentage                                                        0.00%


CERTIFICATES                                                           40,784.19



Beginning Overcollateralization Amount                                659,061.26
Overcollateralization Amount Increase (Decrease)                        1,991.95
Outstanding Overcollateralization Amount                              661,053.21
Overcollateralization Target Amount                                   661,053.21

Credit Enhancement Draw Amount                                              0.00
Unreimbursed Prior Draws                                                    0.00


                                                                                      NUMBER          PERCENT
                                                                         BALANCE     OF LOANS        OF BALANCE
Delinquent Loans (30 Days)*                                           320,025.56        5              1.45%
Delinquent Loans (60 Days)*                                           182,727.49        2              0.83%
Delinquent Loans (90 Days)*                                            74,357.20        1              0.34%
Delinquent Loans (120 Days)*                                           28,721.24        1              0.13%
Delinquent Loans (150 Days)*                                                   -        0              0.00%
Delinquent Loans (180 + Days)*                                                 -        0              0.00%
Foreclosed Loans                                                               -        0              0.00%
REO                                                                            -        0              0.00%

*Delinquency Figures Include Foreclosures, REO and Bankruptcy.

                                                       LIQUIDATION TO-DATE
                                                      ---------------------------
Beginning Loss Amount                                                  40,456.95
Current Month Loss Amount                                                   0.00
Current Month Recoveries                                                    0.00
                                                      ---------------------------
Net Ending Loss Amount                                                 40,456.95            0.07%

                                                       RECOVERY TO-DATE
                                                      ---------------------------
Beginning Recovery Amount                                                   0.00
Current Month Recovery Amount                                               0.00
                                                      ---------------------------
Ending Recovery Amount                                                      0.00

                                                            SPECIAL HAZARD            FRAUD          BANKRUPTCY
Beginning Amount                                                            0.00             0.00             0.00
Current Month Loss Amount                                                   0.00             0.00             0.00
Ending Amount                                                                  -                -                -

Liquidation Loss Distribution Amounts                                       0.00
Extraordinary Event Losses                                                  0.00
Excess Loss Amounts                                                         0.00

CAPITALIZED INTEREST ACCOUNT
Beginning Balance                                                           0.00
Withdraw relating to Collection Period                                      0.00
Interest Earned (Zero, Paid to Funding Account)                             0.00
Total Ending Capitalized Interest Account Balance as of Payment Date        0.00
Interest earned for Collection Period                                       0.00
Interest withdrawn related to prior Collection Period                       0.00

FUNDING ACCOUNT
Beginning Funding Account Balance                                              -
Deposit to Funding Account                                                     -
Payment for Additional Purchases                                               -
Remaing Balance due to the Noteholders                                         -
Ending Funding Account Balance as of Payment Date                              -
Interest earned for Collection Period                                          -
Interest withdrawn related to prior Collection Period                          -

PREFUNDING ACCOUNT
Beginning Balance                                                           0.00
Additional Purchases during Revolving Period                                0.00
Excess of Draws over Principal Collections                                  0.00
Total Ending Balance as of Payment Date                                     0.00
Interest earned for Collection Period                                       0.00
Interest withdrawn related to prior Collection Period                       0.00

RESERVE ACCOUNT
Beginning Balance                                                           0.00
Deposits to Reserve Account for current Payment Date                        0.00
Withdrawals from Reserve Account for current Payment Date                   0.00
Total Ending Reserve Account Balance as of current Payment Date             0.00
Interest earned for Collection Period                                       0.00
Interest withdrawn related to prior Collection Period                       0.00
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